Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Provides Update on Commercial Launch and Product Availability Timing for EXPAREL®

EXPAREL Expected to be Commercially Available in April 2012

PARSIPPANY, N.J. — Jan. 9, 2012 — Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today provided updated timing for its commercial launch of EXPAREL® (bupivacaine liposome injectable suspension), a non-opioid analgesic that was approved by the U.S. Food and Drug Administration (FDA) for administration into the surgical site to produce postsurgical analgesia.

Since FDA approval of EXPAREL in October 2011, Pacira has continued to execute its pre-commercial launch strategy focused on the broad hospital market and has undertaken initiatives to expand and enhance its ability to efficiently manufacture commercial quantities of EXPAREL.

As planned, Pacira has hired and trained a sales force and will proceed with a formulary-access driven launch strategy, beginning with a national sales meeting this week.  Due to commercial manufacturing challenges, which Pacira is confident it can address, the company projects product availability in April 2012, by which time Pacira expects it will have manufactured sufficient product to meet customer demands at launch.

“Our goal is to ensure that we have an appropriate commercial supply of EXPAREL to support anticipated demand for the product following our launch,” said Dave Stack, president and chief executive officer of Pacira. “We are encouraged by the positive response we have received following FDA approval of EXPAREL and our organization is focused on our commercial manufacturing processes. With the recent appointment of John Pratt to the newly created role of general manager for our San Diego manufacturing facility, we believe we have added leadership who will directly contribute to our ability to meet our goals.  John has more than 35 years of experience in building and leading state-of-the art pharmaceutical manufacturing and quality control organizations including senior positions at Amylin and Novo Nordisk, and his expertise will be valuable as we execute our manufacturing strategy. We are very excited about EXPAREL and the role it can play in optimizing postsurgical pain management and look forward to bringing this product to the market.”

Taunia Markvicka, vice president, commercial at Pacira, added, “During the first quarter our sales force will work closely with our commercial and scientific affairs teams to achieve formulary approvals at our target hospitals. In line with our announced strategy, we have introduced multiple important educational initiatives, including preceptorship programs, and continued to work to implement opioid sparing protocols within several key institutions.  We are also initiating our Phase 4 clinical programs that will provide healthcare professionals with hands-on experiences with the product. We believe all of these activities will help drive additional demand for EXPAREL as we continue to focus our promotional programs and investments to align the deployment of our resources with near-term revenue opportunities.”

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is an emerging specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s current emphasis is the development of non-opioid products for postsurgical pain control, and its lead product, EXPAREL (bupivacaine liposome injectable suspension), was approved for administration into the surgical site to produce postsurgical analgesia by the U.S. Food and Drug Administration in October 2011. EXPAREL and two other commercially available products utilize the Pacira proprietary product delivery technology DepoFoam®, a unique platform that encapsulates drugs without altering their molecular structure and then releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About EXPAREL®

EXPAREL is an innovative product that combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. It represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting in the same fashion as current local anesthetics. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine for an extended period of time, providing analgesia with reduced opioid requirements for up to 72 hours. Pivotal studies have demonstrated the safety and efficacy of EXPAREL in patients undergoing bunionectomy or hemorrhoidectomy procedures and additional studies are underway to further demonstrate the safety and efficacy in other procedures. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia.  EXPAREL has not been studied for use in patients younger than 18 years of age.  Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally.  The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more.  Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL.  Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease.  Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence >10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at www.EXPAREL.com

Forward Looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements about EXPAREL’s potential and the expected timing of commercial launch, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of our sales and manufacturing efforts in support of the planned commercial launch of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and our ability to serve those markets; our commercialization and marketing capabilities; and other factors discussed in the “Risk Factors” section of our final prospectus related to our public offering filed with the Securities and Exchange Commission on November 16, 2011, and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

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Contacts:

Investors:

James S. Scibetta

Chief Financial Officer

Pacira Pharmaceuticals, Inc.

(973) 254-3570

Or

Jennifer Beugelmans

Vice President, Investor Relations

Pure Communications, Inc.

(646) 596-7473

Media:

Dan Budwick

Vice President, Media Relations

Pure Communications, Inc.

(973) 271-6085